Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Motorola Debenture-Backed Series 2002-12 *CUSIP: 21988G395

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 1, 2002.

INTEREST ACCOUNT
----------------
Balance as of June 18, 2002 ..................................           $0.00
         Scheduled Income received on securities .............   $1,821,153.60
         Unscheduled Income received on securities ...........           $0.00


LESS:
         Distribution to Holders .............................  -$1,042,104.43
         Distribution to Depositor ...........................    -$779,049.04
         Distribution to Trustee .............................          -$0.13
Balance as of October 1, 2002 ................................           $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of June 18, 2002 ..................................           $0.00
         Scheduled Principal payment received on securities...           $0.00
LESS:
         Distribution to Holders .............................           $0.00
Balance as of October 1, 2002 ................................           $0.00


                UNDERLYING SECURITIES HELD AS OF OCTOBER 1, 2002
Principal
Amount                    Title of Security
------                    -----------------
$69,776,000          Motorola, Inc. 5.22% Debentures
                     due October 1, 2097
                     *CUSIP:  620076AM1

U.S Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


                                       8